EXHIBIT 2.04

                                 BY-LAWS OF

                             M & M LEAD COMPANY

                                  BY-LAWS
                                     OF
                             M & M LEAD COMPANY

                            ARTICLE I.  OFFICES
                            --------------------
     The principal office of the corporation in the State of Utah shall be located anywhere in the State, so designated by its Board of Directors. The corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                         ARTICLE II.   SHAREHOLDERS
                        ---------------------------
     SECTION 1.     ANNUAL MEETING.
     ------------------------------
     The annual meeting of the shareholders shall be held on the seconed Friday in the month of June in each year, at the hour of 2:00 o'clock P.M. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2.     SPECIAL MEETINGS.
     ---------------------------------
     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statutes may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten (10) percent of all the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3.     PLACE OF MEETING.
     --------------------------------
     The Board of Directors may designate any place, either within or without the State of Utah unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called the place of meeting shall be the principal office of the corporation in the State of Utah or out of State.

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     SECTION 4.     NOTICE OF MEETING.
     ---------------------------------
     Written notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called shall unless otherwise prescribed by statute, be delivered not less then ten (10) days nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5.     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
     ------------------------------------------------------------------
     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least four (4) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less then ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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     SECTION 6.   VOTING LISTS.
     --------------------------
     The offices or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     SECTION 7.     QUORUM.
     ----------------------
     A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may vote to the holding of said meeting without further notice, if a majority votes in favor of said meeting. Any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough shareholders to leave less than a majority of those present or represented by proxy.

     SECTION 8.     PROXIES.
     -----------------------
     At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No Proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9.     VOTING OF SHARES.
     --------------------------------
     Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

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     SECTION 10.    VOTING OF SHARES BY CERTAIN HOLDERS.
     ---------------------------------------------------
     Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11.    INFORMAL ACTION BY SHAREHOLDERS.
     -----------------------------------------------
     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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     SECTION 12.    CUMULATIVE VOTING.
     ---------------------------------
     Unless otherwise provided by law, at each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                    ARTICLE III.   BOARD OF DIRECTORS
                   -----------------------------------

     SECTION 1.     GENERAL POWERS.
                    ---------------
     The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2.     NUMBER, TENURE AND QUALIFICATIONS.
                    ----------------------------------
     The number of directors of the corporation shall be from three (3) to seven (7). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

     SECTION 3.     REGULAR MEETINGS.
                    -----------------
     A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4.     SPECIAL MEETINGS.
                    -----------------
     Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5.     NOTICE.
                    -------
     Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall cause or constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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     SECTION 6.     QUORUM.
                    -------
     A majority of the number of directors fixed by Section 2 of this
Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7.     MANNER OF ACTING.
                    -----------------
     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8.     ACTION WITHOUT A MEETING.
                    -------------------------
     Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

     SECTION 9.     VACANCIES.
                    ----------
     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     SECTION 10.    COMPENSATION.
                    -------------
     By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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     SECTION 11.    PRESUMPTION OF ASSENT.
                    ----------------------
     A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                           ARTICLE IV.   OFFICERS
                          -----------------------

     SECTION 1.     NUMBER.
                    --------
                    The officers of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 2.     ELECTION AND TERM OF OFFICE.
                    ----------------------------
          The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.     REMOVAL.
                    ---------
                    Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

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     SECTION 4.     VACANCIES.
                    ----------
                    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5.     PRESIDENT.
                    ----------
                    The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper offices of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6.     VICE-PRESIDENT.
                    ---------------
                    In the absence of the President or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 7.     SECRETARY.
                    ----------
                    The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b)see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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     SECTION 8.     TREASURER.
                    ----------
                    The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 9.     SALARIES.
                    ---------
                    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

              ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS
             -------------------------------------------------


     SECTION 1.     CONTRACTS.
                    ----------
                    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2.     LOANS.
                    ------
                    No Loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

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     SECTION 3.     CHECKS, DRAFTS, ETC.
                    --------------------
                    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4.     DEPOSIT.
                    --------
                    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

           ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
          -------------------------------------------------------

     SECTION 1.     CERTIFICATES FOR SHARES.
                    ------------------------
                    Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnify to the corporation as the Board of Directors may prescribe.

     SECTION 2.     TRANSFER OF SHARES.
                    -------------------
                    Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

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                         ARTICLE VII.   FISCAL YEAR
                        ---------------------------
     The fiscal year of the corporation shall begin on the First day of January and end on the Thirty-first day of December in each year; except the first year which shall begin on the date of incorporation and end on the Thirty-first day of December.

                         ARTICLE VIII.    DIVIDENDS
                        ---------------------------
     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                        ARTICLE IX.   CORPORATE SEAL
                       ------------------------------
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon; M & M Lead Company and the state of incorporation and the words, "Corporate Seal".

                        ARTICLE X.   CORPORATE SEAL
                       -----------------------------

     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-laws or under the provisions of the articles of incorporation or under the provisions of the Utah Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                          ARTICLE XI.   AMENDMENTS
                         -------------------------

     These By-laws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to or repealed by a vote of the shareholders of not less than a 2/3 majority of a vote of shares represented at an annual shareholders meeting or a special meeting of the shareholders called for that purpose that the capital stock shall bear a vote on the basis of one vote for each share of stock, and the voting on such resolutions or amendments to these by-laws may take place at any meeting of the stockholders, provided notice of the proposed change is given and the notice of the meeting, or notice thereof is waived in writing.

                                        By: /s/ D.H. Hunter
                                        -------------------------------
                                        Vice-President

                                        By: /s/ M.M. Steele
                                        ------------------------------
                                        Secretary

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     On this Fourth day of June, A. D. 1926 personally appeared before me, a Notary Public in and for said County and State D.H. Hunter and M.M. Steele who are respectively president (or vice-president) and secretary (or-treasurer) of the above described corporation and made oath that the foregoing statement by them subscribed is true in substance and in fact.
                                        By: /s/   Geo Wilson
                                        Notary Public.

Residing at 1024 Herbert Ave., Salt Lake City, Utah.
My Commission expires January 5th, 1920



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